Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Lynn Afendoulis

Director, Corporate Communications

(616) 365-1502

FOR IMMEDIATE RELEASE

Wednesday, April 18, 2018

UFPI posts record first-quarter earnings and sales

GRAND RAPIDS, Mich., Wednesday, April 18, 2018 – Universal Forest Products, Inc. (Nasdaq: UFPI) today reported record financial results for the first quarter ended March 31, 2018, the eleventh consecutive quarter in which the company has reported records in both net sales and net earnings.

“The dedicated employees of Universal continued to produce record results despite some weather-related shutdowns. Their performance reflects the strength of our balanced business model and focused approach to growth,” said CEO Matt Missad. “Due to the elevated level of the lumber market, we are focused on unit sales growth, and are pleased that half of our sales growth came from increases in unit sales, including new products. We are excited about the diverse range of products that we have launched during the past several years and are seeing significant growth with a number of them. Individually, most new products don’t have a notable sales impact; however, as a whole, they have a positive impact.

“We remain focused on improving our bottom-line performance through production efficiency improvements from automation and new, value-added products and services. We also will continue to implement cost-saving initiatives as we integrate our recent acquisitions.”

Recent Acquisition Activity
In January, Universal acquired Naches, Washington-based Spinner Wood Products, a manufacturer of agricultural bins and industrial products, and Great Northern Lumber, a manufacturer of industrial and concrete forming products in the Chicago area. In early April, the company acquired Expert Packaging, an Australian industrial packaging manufacturer, and Fontana Wood Products, an industrial lumber-processing facility in Fontana,

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Universal Forest Products, Inc.

California. These recently completed acquisitions are expected to contribute annual sales of approximately $50 million. Universal also recently announced an agreement to acquire certain assets of North American Container Corp. (NACC), an industrial packaging manufacturer based in Georgia with sales of approximately $71 million in 2017.

First Quarter 2018 Highlights (comparisons on a year-over-year basis):

-	Diluted earnings per share were $0.53, up from $0.34. The sale of assets, including real property in Medley, Fla., contributed a net gain of $0.08 to diluted earnings per share.
-	Net earnings attributable to controlling interest were $32.8 million, up 56 percent
-	EBITDA, which excludes the net gain on the sale of assets, was $53.4 million, up 14 percent
-	Gross sales increased 18 percent, with gains of 19 percent in the Retail and Industrial markets and 16 percent in the Construction market
-	Unit sales contributed 9 percent of gross sales growth; higher prices due to the lumber market contributed 9 percent
-	Organic sales contributed 5 percent to unit growth while acquisitions added 4 percent
-	New product sales were $103.9 million, up from $86.2 million

By market, the Company reported the following first-quarter 2018 gross sales results.

Retail

•	$371 million, up 19 percent over the same period of 2017, as unit sales contributed 10 percent and price increases accounted for 9 percent
•	Organic sales contributed 3 percent to unit growth and acquisitions added 7 percent
•	Sales to big box customers increased 15 percent, while sales to independent customers grew 24 percent

Construction

•	$308 million, up 16 percent over the same period of 2017, as unit sales contributed 6 percent and price increases accounted for 10 percent
•	Organic sales contributed 6 percent to unit growth and there was no impact from acquisitions
•	Sales to manufactured housing customers grew 24 percent, while sales to commercial and residential construction customers grew 18 and 7 percent, respectively

Industrial

•	$333 million, up 19 percent over the same period of 2017, as unit sales accounted for 11 percent and price increases accounted for 8 percent
•	Organic sales contributed 7 percent to unit growth and acquisitions added 4 percent
•	The company sees favorable growth opportunities in the Industrial market and plans to continue to expand its presence organically and through acquisitions

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Universal Forest Products, Inc.

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, April 19, 2018. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547, and internationally at 213-660-0879. Use conference pass code 8896458. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through May 19, 2018, at 855-859-2056, 404-537-3406 or 800-585-5367.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2018/2017

	Quarter Period				Year to Date
(In thousands, except per share data)	2018		2017		2018		2017
NET SALES	$993,857	100%	$846,130	100%	$993,857	100%	$846,130	100%

COST OF GOODS SOLD	862,968	86.8	725,390	85.7	862,968	86.8	725,390	85.7

GROSS PROFIT	130,889	13.2	120,740	14.3	130,889	13.2	120,740	14.3

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	93,206	9.4	87,085	10.3	93,206	9.4	87,085	10.3
NET GAIN ON DISPOSITION OF ASSETS	(6,534)	(0.7)	(166)	—	(6,534)	(0.7)	(166)	—

EARNINGS FROM OPERATIONS	44,217	4.4	33,821	4.0	44,217	4.4	33,821	4.0

OTHER EXPENSE, NET	1,061	0.1	1,417	0.2	1,061	0.1	1,417	0.2

EARNINGS BEFORE INCOME TAXES	43,156	4.3	32,404	3.8	43,156	4.3	32,404	3.8

INCOME TAXES	9,574	1.0	10,770	1.3	9,574	1.0	10,770	1.3

NET EARNINGS	33,582	3.4	21,634	2.6	33,582	3.4	21,634	2.6

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(749)	(0.1)	(572)	(0.1)	(749)	(0.1)	(572)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$32,833	3.3	$21,062	2.5	$32,833	3.3	$21,062	2.5

EARNINGS PER SHARE - BASIC	$0.53		$0.34		$0.53		$0.34

EARNINGS PER SHARE - DILUTED	$0.53		$0.34		$0.53		$0.34

COMPREHENSIVE INCOME	33,143		24,669		33,143		24,669

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,594)		(1,427)		(1,594)		(1,427)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$31,549		$23,242		$31,549		$23,242

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2018	2017	%	2018	2017	%
Retail	$370,961	$312,352	19%	$370,961	$312,352	19%
Industrial	332,966	280,599	19%	332,966	280,599	19%
Construction	307,740	265,906	16%	307,740	265,906	16%
Total Gross Sales	1,011,667	858,857	18%	1,011,667	858,857	18%
Sales Allowances	(17,810)	(12,727)	-40%	(17,810)	(12,727)	-40%
Total Net Sales	$993,857	$846,130	17%	$993,857	$846,130	17%

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

MARCH 2018/2017

(In thousands)
ASSETS	2018	2017	LIABILITIES AND EQUITY	2018	2017

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$25,326	$31,020	Cash overdraft	$30,026	$21,566
Restricted cash	32,425	909	Accounts payable	176,469	156,030
Investments	10,701	5,928	Accrued liabilities	106,209	97,964
Accounts receivable	430,251	365,620	Current portion of debt	425	2,280
Inventories	521,706	472,016
Other current assets	23,304	23,820

TOTAL CURRENT ASSETS	1,043,713	899,313	TOTAL CURRENT LIABILITIES	313,129	277,840

OTHER ASSETS	19,634	18,333
INTANGIBLE ASSETS, NET	254,546	250,160	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	261,327	252,904
			OTHER LIABILITIES	40,086	49,562
PROPERTY, PLANT AND EQUIPMENT, NET	313,571	309,853	EQUITY	1,016,922	897,353

TOTAL ASSETS	$1,631,464	$1,477,659	TOTAL LIABILITIES AND EQUITY	$1,631,464	$1,477,659

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2018/2017

(In thousands)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$33,582	$21,634
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	12,712	11,392
Amortization of intangibles	1,228	1,119
Expense associated with share-based and grant compensation arrangements	1,094	617
Deferred income taxes (credit)	(519)	224
Equity in earnings of investee	—	(5)
Net gain on disposition and impairment of assets	(6,534)	(166)
Changes in:
Accounts receivable	(99,765)	(67,766)
Inventories	(57,403)	(60,984)
Accounts payable and cash overdraft	39,935	32,769
Accrued liabilities and other	(8,502)	(9,676)
NET CASH FROM OPERATING ACTIVITIES	(84,172)	(70,842)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(24,362)	(16,531)
Proceeds from sale of property, plant and equipment	36,250	455
Acquisitions and purchase of noncontrolling interest, net of cash received	(8,787)	(55,441)
Advances of notes receivable	(12)	(228)
Collections of notes receivable and related interest	482	721
Purchases of investments	(6,718)	(819)
Proceeds from sale of investments	5,045	1,204
Other	(594)	142
NET CASH USED IN INVESTING ACTIVITIES	1,304	(70,497)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	296,342	281,090
Repayments under revolving credit facilities	(179,429)	(137,767)
Borrowings of debt	1,376	—
Repayments of debt	(5,232)	—
Proceeds from issuance of common stock	206	146
Distributions to noncontrolling interest	(775)	(1,673)
Repurchase of common stock	(848)	(83)
Other	(70)	(16)
NET CASH FROM (USED IN) FINANCING ACTIVITIES	111,570	141,697

Effect of exchange rate changes on cash	233	882
NET CHANGE IN CASH AND CASH EQUIVALENTS	28,935	1,240

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,816	34,489

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$57,751	$35,729

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$28,339	$34,091
Restricted cash, beginning of period	477	398
All cash and cash equivalents, beginning of period	$28,816	$34,489

Cash and cash equivalents, end of period	$25,326	$31,020
Restricted cash, end of period	32,425	4,709
All cash and cash equivalents, end of period	$57,751	$35,729

Universal Forest Products, Inc.

EBITDA RECONCILIATION TO NET EARNINGS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2018/2017

	Quarter Period		Year to Date
(In thousands)	2018	2017	2018	2017
Net Earnings	$33,582	$21,634	$33,582	$21,634
Interest Expense	1,778	1,504	1,778	1,504
Taxes	9,574	10,770	9,574	10,770
Expense associated with Share-Based Compensation Arrangements	1,094	617	1,094	617
Net Gain on Disposition of Asset	(6,534)	(166)	(6,534)	(166)
Depreciation Expense	12,712	11,392	12,712	11,392
Amortization of Intangibles	1,228	1,119	1,228	1,119
EBITDA	$53,434	$46,870	$53,434	$46,870